UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, CA	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2017, Great American Group WF, LLC, GA Retail, Inc. and GA Retail Canada, ULC, each an indirect subsidiary of B. Riley Financial, Inc. (the “Company”), in each such party’s capacity as a borrower (collectively, the “Borrowers”) entered into a Seventh Amendment to the Second Amended & Restated Credit Agreement with the Wells Fargo Bank, National Association and Wells Fargo Capital Finance Corporation Canada (such parties, collectively, the “Lenders”, such amendment, the “Seventh Amendment” and such credit agreement, as amended, the “Credit Agreement”). Great American Group, LLC, a subsidiary of the Company, and the Company (together with the Borrowers, collectively, the “Credit Parties”) are limited guarantors of certain obligations under the Credit Agreement and acknowledged and agreed to the provisions of the Seventh Amendment.

The Seventh Amendment amended the Credit Agreement to, among other things:

•	increase the maximum borrowing limit under the credit facility from $100 million to $200 million, less the aggregate principal amount borrowed under a separate credit agreement with an affiliate of Wells Fargo Bank, National Association which provides for the financing of transactions in the United Kingdom;
•	lower the percentages for success fees payable to the Lenders in connection with liquidation service contracts funded under the Credit Agreement from a range of 5.0% to 20.0% to a range of 2.5% to 17.5% of the net profits, if any, earned on such engagements as set forth therein;
•	add a category of permitted borrowings to include certain upfront expenses required to close liquidation transactions;
•	modify the definition of “Change of Control” to (i) eliminate certain triggering events with respect to the composition of the Company’s board of directors and (ii) increase the number of shares of the Company’s capital stock that can be transferred without triggering a “Change of Control” from 25.0% to 35.0%;
•	add an alternative basis for the calculation on interest on amounts owed from Borrower to Lenders in connection with borrowings that are used for purposes other than liquidation or letter of credit transactions; and
•	add certain representations and warranties relating to the Credit Parties, add or modify certain affirmative and negative covenants of the Credit Parties, adjust certain thresholds in the definition of an event of default, add certain guaranty obligations for certain Credit Parties with respect to hedging obligations and clarify the calculation of certain fees.

The increased maximum borrowing limit under the credit facility will allow the Company to pursue larger scale liquidation engagements. In connection with the Seventh Amendment, the Borrowers paid Wells Fargo Bank, National Association a closing fee of $500,000.

The above description of the Seventh Amendment does not purport to be complete and it is qualified in its entirety by reference to the Seventh Amendment itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement, dated as of April 21, 2017, by and among Great American Group WF, LLC, GA Retail, Inc., GA Retail Canada, ULC, Wells Fargo Bank, National Association and Wells Fargo Capital Finance Corporation Canada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2017	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement, dated as of April 21, 2017, by and among Great American Group WF, LLC, GA Retail, Inc., GA Retail Canada, ULC, Wells Fargo Bank, National Association and Wells Fargo Capital Finance Corporation Canada